INVESCO COUNSELOR SERIES FUNDS, INC.

                                    EXHIBITS

SUB-ITEM 77Q1(a)        (i) Articles of Amendment to the Articles of
                        Incorporation of INVESCO Counselor Series Funds, Inc.
                        which were previously filed with Post-Effective
                        Amendment No. 4 to INVESCO Counselor Series Funds,
                        Inc.'s Registration Statement on November 15, 2000 and incorporated herein by reference.

                        (ii) Certificate of Correction to the Articles of Incorporation of INVESCO Advantage Series Funds, Inc. which was previously filed with Post-Effective Amendment No. 4 to INVESCO Counselor Series Funds, Inc.'s Registration Statement on November 15, 2000 and incorporated herein by reference.

                        (iii) Articles Supplementary to the Articles of Incorporation of INVESCO Counselor Series Funds, Inc. which was previously filed with Post-Effective Amendment No. 4 to INVESCO Counselor Series Funds, Inc.'s Registration Statement on November 15, 2000 and incorporated herein by reference.